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Exhibit 10.33

SUBSCRIPTION AGREEMENT

Date

To the Holders whose
names and addresses are set
forth on Schedule 1 hereto

Ladies and Gentlemen:

        This letter (the "Agreement") is being written for the purpose of setting forth the terms of the understandings between ev3 Endovascular, Inc., a Delaware corporation (the "Company"), and each of the holders listed on Schedule 1 hereto (each a "Holder" and, collectively, the "Holders") in connection with the sale and purchase of the Notes (as defined below) of the Company.

        If you are in agreement with the terms and conditions set forth herein, please sign the last page of one copy of this letter and return it to us, whereupon this letter shall represent a legally binding agreement between us and shall supersede any prior agreement between you and the Company or any third party regarding the sale and purchase of the Notes. Please keep the other copy of this letter for your files.

        1.    AUTHORIZATION OF PROMISSORY NOTES.    The Company has authorized the creation, issuance and sale [    ] demand promissory notes to the Holders, as described in Section 2 hereof and in substantially the forms set forth and attached hereto as Exhibit A, the aggregate principal amount of such notes being equal to US$[            ].

        2.    SALE AND PURCHASE OF PROMISSORY NOTES.    Subject to the terms and conditions hereof and in reliance upon the Company's and the Holders' respective representations and warranties set forth below, the Company agrees to sell to each Holder, and each of the Holders severally agrees to purchase from the Company in accordance with the terms of this Agreement one (1) demand promissory note, in the respective principal amount set forth opposite such Holder's name on Schedule 1hereto (each a "Note" and collectively, the "Notes"). The Company's agreement with each Holder is a separate agreement, and the sale of each Note to each Holder is a separate sale.

        3.    CLOSING.

          (a)    Time and Place.    The closing of the purchase of the Notes described herein shall take place at the offices of [                        ], at [            ] Minneapolis time, on or about [                        ], or at such other place or different time or day as may be mutually acceptable to the Holders and the Company (the "Closing"). The date and time on which the Closing occurs shall be referred to as the "Closing Date."

          (b)    Closing.    Subject to the terms and conditions hereof, on the Closing Date, the Company shall sell to each Holder, and each Holder shall purchase from the Company, one (1) Note in the respective principal amount set forth opposite such Holder's name on Schedule 1 hereto.

          (c)    Payment and Tender.    On the Closing Date, each Holder shall pay to the Company that amount equaling such Holder's aggregate purchase commitment as set forth opposite such Holder's name on Schedule 1 hereto, by wire transfer or bank or cashier's check payable to the Company, or any combination thereof.

          (d)    Delivery of Promissory Notes.    On the Closing Date, the Company shall deliver to each Holder its respective Note, duly executed by the Company, in favor of such Holder, and representing such Holder's right to receive payment of the principal amount of such Note and all accrued and unpaid interest thereon.

        4.    USE OF PROCEEDS.    The proceeds to the Company from the issuance and sale of the Notes under this Agreement will be used by the Company for general working capital purposes.

        5.    WARRANTIES AND REPRESENTATIONS OF THE COMPANY.    To induce each of the Holders to enter into this Agreement and to purchase its respective Note in the principal amount set forth opposite such Holder's name on Schedule 1hereto, the Company hereby represents and warrants to each Holder that, except as set forth on the correspondingly numbered disclosure schedules attached hereto, as of the Closing Date:

          (a)    Organization and Standing.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and in all other jurisdictions where the failure to qualify as a foreign corporation would have a Material Adverse Effect, and has the corporate power and authority to conduct its business as it is presently conducted.

          (b)    Governing Instruments.    The Company has provided legal counsel for the Holders with true and complete copies of the duly and legally adopted Amended and Restated Certificate of Incorporation and Bylaws of the Company, as amended through the date hereof (collectively, the "Organizational Documents").

          (c)    Subsidiaries, Etc.    The Company does not have any ownership interest, direct or indirect, controlling or otherwise, in any corporation, partnership, joint venture, association or other business enterprise.

          (d)    Capitalization.    The authorized capital stock of the Company consists of 100 shares of Common Stock, all of which are issued and outstanding. All issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued, are fully paid and non-assessable. There are no outstanding rights of first refusal, preemptive rights or other rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock. All of the outstanding shares of capital stock of the Company have been duly and validly issued in compliance with federal and state securities laws, or exemptions thereunder. All of the outstanding shares of capital stock of the Company are owned by ev3 LLC, a Delaware limited liability company (the "Parent").

          (e)    Authorization.    All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all the Company's obligations hereunder, and for the authorization, issuance, sale and delivery of the Notes has been taken and no further action is required. This Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Company enforceable in accordance with its respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors.

          (f)    Validity of Notes.    The issuance and sale of the Notes are not and will not be subject to any preemptive rights or rights of first refusal and, when issued, sold and delivered in accordance with the provisions of this Agreement, the Notes will be validly issued and fully paid; provided, however, that such Notes may be subject to restrictions on transfer under the terms of such Notes or state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

          (g)    Registration Rights and Voting Rights.    The Company is not under any obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued, and, to the Company's knowledge, no stockholder of the Company has entered into any stockholder or voting agreement with respect to the voting of any of the capital stock of the Company.

          (h)    Consents.    No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any corporation, person or firm or any public, governmental or judicial authority, is required on the part of the Company in connection with the execution and delivery of this Agreement, the creation, issuance or sale of the Notes, or the consummation of any other transaction contemplated hereby, except as such as have been duly obtained or made, as the case may be, and are in full force and effect and except for notices required or permitted to be filed after the Closing Date, which notices, if any, will be filed by the Company on a timely basis.

          (i)    Patents and Trademarks.    To the Company's knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. To the Company's knowledge, the Company is not and will not be required to utilize any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights that have been assigned to the Company.

          (j)    Financial Statements.    The Company has delivered to the Holders an unaudited balance sheet dated as of [                        ], and an income statement for the twelve-month period ending [                        ] (the "Financial Statements"). The Company has also delivered to the Holders an unaudited balance sheet dated [                        ], and an income statement for the one-month and eleven-month periods ending [                        ] (the "Interim Statements"). The Financial Statements and the Interim Statements, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, fairly and correctly disclose the financial condition of the Company as of the dates and during the periods indicated therein, subject to normal year-end adjustments and the absence of all footnotes required by GAAP.

          (k)    Tax Returns and Payments.    All taxes shown to be due and payable on the Company's returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing Date have been paid or will be paid. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the Closing Date that is not adequately provided for.

          (l)    Environmental, Safety and Other Laws.    The Company is not in material violation of any applicable statute, law or regulation to which it is subject including, without limitation, those relating to the environment or occupational health and safety, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          (m)    Compliance with Other Instruments.    The Company is not, and will not by virtue of entering into and performing this Agreement and the transactions contemplated hereby be, in violation of any term of its Organizational Documents. The Company is not, and will not by virtue of entering into and performing this Agreement and the transactions contemplated hereby be, (i) in violation with any terms or provisions of any material mortgage, indenture, contract, agreement, instrument, judgment or decree to which it is a party or by which it is bound, (ii) in violation of any order addressed specifically to the Company, or (iii) in violation with any material statute, rule or regulation applicable to the Company, other than such violations of any of the foregoing, with respect to (i) and (iii), that do not, either individually or in the aggregate, have a Material Adverse Effect.

          (n)    Litigation.    There are no proceedings or actions pending that limit or impair any of the Company's powers, rights and privileges to enter into this Agreement or to consummate the transactions contemplated hereby. There is no action or proceeding against, or initiated by the Company which is currently pending or which the Company currently intends to initiate. To the Company's knowledge, there are no actions or proceedings against the Parent which relate to the operations of the Company.

          (o)    Full Disclosure.    The Company has provided each Holder with all the information such Holder has requested for deciding whether to purchase its respective Note. This Agreement and the other written information provided to each Holder by the Company, when taken as a whole, do not contain any untrue statement of a material fact or omit a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

          (p)    Material Contracts.    Schedule 5(p) hereto contains a detailed list of the Company's material contracts, agreements, instruments, commitments and other arrangements to which the Company is a party or otherwise relating to or affecting any of its assets, including without limitation, employment, severance or consulting agreements; loan, credit or security agreements; joint venture agreements and distribution agreements (each a "Contract"). Each such Contract is valid, binding and enforceable against the Company and, to the Company's best knowledge, the other parties thereto, in accordance with its terms, and in full force and effect on the date hereof.

          (q)    Absence of Undisclosed Liabilities.    To the Company's best knowledge, it does not have any debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any act or omission at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, including taxes with respect to or based upon the transactions or events occurring at or prior to the Closing Date, except current liabilities incurred and obligations under agreements entered into, in the usual and ordinary course of business, none of which (individually or in the aggregate) could have a Material Adverse Effect.

        6.    WARRANTIES AND REPRESENTATIONS OF THE HOLDERS.    Each of the Holders severally represents and warrants to the Company that with respect to such Holder:

          (a)    Information About the Company.    The Holder has obtained all information about the Company as such Holder believes relevant to its decision to purchase its respective Note. The Holder has also had the opportunity to ask questions of, and to receive answers from, the Company, its officers and directors, or other agents or representatives of the Company concerning the terms and conditions of such purchase and the business and affairs of the Company and to obtain any additional information necessary to verify such information, and the Holder has received such information concerning the Company as such Holder considers necessary or advisable in order to form a decision concerning its purchase of its respective Note from the Company.

          (b)    Forward-Looking Information.    The Holder acknowledges and understands that any information provided about the Company's future plans and prospects is uncertain and subject to all of the uncertainties inherent in the future predictions.

          (c)    No Review by Federal or State Regulators.    The Holder understands that this transaction has not been scrutinized by the United States Securities and Exchange Commission (the "Commission") or by any state securities or other authority and, because of the small number of persons solicited to participate in the sale and purchase of the Notes and the private nature of the transaction, that all documents, records, and books pertaining to this investment have been made available to the Holder and the Holder's representatives, such as attorneys, accountants and/or purchaser representatives.

          (d)    High Degree of Risk.    The Holder realizes that its respective purchase hereunder involves a high degree of risk, including the risk of loss of all amounts owed to it under the terms of its respective Note.

          (e)    Ability to Bear the Risk.    The Holder is able to bear the economic risk of its purchase of its respective Note, including the total loss of all principal amounts loaned to the Company under the terms of its respective Note.

          (f)    Financial Condition.    The Holder's current financial condition is such that (and the Holder expects its financial condition to be such that in the near future) the Holder does not have any present or contemplated need to dispose of any part of its respective Note to satisfy any existing or contemplated undertaking, need or indebtedness.

          (g)    Business Sophistication.    The Holder is experienced and knowledgeable in financial and business matters and the Holder is capable of evaluating the merits and risks of the prospective purchase of its respective Note.

          (h)    Residency.    The state in which the Holder's principal office is located is the state set forth in such Holder's address on Schedule 1 hereto.

          (i)    No General Solicitation.    The Holder's purchase of its respective Note is not the result of any general solicitation or general advertising, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (j)    Legal Representation.    The Holder understands that: (i) the Company has engaged legal counsel to represent the Company in connection with the creation and sale of the Notes as contemplated herein; (ii) legal counsel engaged by the Company does not represent the Holder or the Holder's interests; and (iii) the Holder is not relying on legal counsel engaged by the Company. The Holder has had the opportunity to engage, and obtain advice from, Holder's own legal counsel with respect to the investment contemplated herein.

          (k)    Accredited Status.    The Holder is an "Accredited Investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Act").

          (l)    Investment Purpose in Purchasing the Notes.    The Holder acknowledges that the Notes have not been registered under the Act or applicable state securities laws and that the Notes will be sold to the Holders in reliance on exemptions from the registration requirements of the Act and applicable state securities laws and in reliance on the Holders' and the Company's respective representations and agreements contained herein. The Holder is subscribing to purchase its respective Note for the account of such Holder for investment purposes only and not with a view to resale or distribution. The Holder has no present intention to divide its participation with others or to resell or otherwise dispose of all or any portion of its respective Note purchased by it hereunder, but subject, nevertheless, to any requirement of law that the disposition of the Holder's property shall at all times be within the Holder's control, and without prejudice to the Holder's right at all times to sell or otherwise dispose of all or any portion of such Holder's Note under a registration under the Act or under an exemption from said registration available under the Act. In making these representations, the Holder understands that, in the view of the Commission, exemption of such Holder's respective Note from the registration requirements of the Act would not be available if, notwithstanding the representations of the Holder, the Holder has in mind merely purchasing its respective Note for resale upon the occurrence or non-occurrence of some predetermined event.

          (m)    Compliance with Transfer Restrictions.    The Holder agrees that if its respective Note, or any portion of it, is sold or otherwise transferred in the future, the Holder shall sell or otherwise transfer the same pursuant to the terms of this Agreement, the Holder's Note, the requirements of the Act and applicable state securities laws. Further, the Holder agrees that it will not transfer any portion of its respective Note unless (i) the Holder has provided the Company with written notice of any proposed disposition prior to the transfer, and (ii) with respect to any proposed transfer to any Person which is not an affiliate of either Warburg Pincus & Co. or the Vertical Group, L.P., the Holder shall provide or obtain (a) a reasonably detailed statement of the circumstances surrounding such proposed transfer, (b) the written consent of the Company to the transfer, and (c) an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that such transfer is exempt from the registration requirements under the Act and applicable state securities laws or there is then in effect a registration statement under the Act then covering such proposed disposition.

          (n)    Restrictive Legend.    The Holder agrees that the Company may place one or more

  restrictive legends on any Note, containing substantially the following language:

    THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), HAS NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAW, AND IS SUBJECT TO A SUBSCRIPTION AGREEMENT DATED [                        ], AMONG EV3 INC. AND CERTAIN PERSONS PARTY THERETO. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT GOVERNING SUCH SECURITIES, (ii) SUCH SALE OR TRANSFER IS MADE TO AN AFFILIATE OF THE TRANSFEROR OR OTHER PERMITTED TRANSFEREE, OR (iii) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE ACT, AND UNDER THE APPLICABLE STATE SECURITIES LAWS.

        7.    COVENANTS.    Each of the Parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

        8.    CONDITIONS TO CLOSING.    The obligation of each Holder to purchase and pay for its respective Note on the Closing Date is subject to the fulfillment, or waiver by such Holder prior to or on the Closing Date, of the conditions set forth in this Section 8.

          (a)    Transaction Documents.    This Agreement and each of the other instruments and agreements contemplated hereby shall have been duly executed and delivered by the parties thereto and such agreements shall be in full force and effect.

          (b)    Injunction.    There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

          (c)    Blue Sky.    The Company shall have obtained all necessary Blue Sky law and other permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Notes.

          (d)    Opinion.    The Company shall have furnished each Holder the opinion of [                                    ], counsel to the Company, dated as of the Closing Date, substantially in the form attached as Exhibit B hereto.

        9.    INTERPRETATION OF THIS AGREEMENT.

          (a)    Terms Defined.    As used in this Agreement, the following terms have the respective meaning set forth below:

            Material Adverse Effect:    a material adverse effect on the business, properties, assets, liabilities, prospects, profits, results of operations or condition (financial or otherwise) of the Company, and its subsidiaries, taken as a whole.

            Person:    an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          (b)    Directly or Indirectly.    Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (c)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

          (d)    Section Headings.    The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

        10.    MISCELLANEOUS.

          (a)    Notices.    All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

              (i)  if to the Company, 4600 Nathan Lane North, Plymouth, MN 55442-2920 (facsimile: (763) 398-7240 Legal Dept.), marked for the attention of Jim Corbett, or at such other address or facsimile number as the Company may have furnished the other Parties hereto in writing;

             (ii)  if to any Holder, at the address or facsimile number set forth below such Holder's name on Schedule 1 hereto, or at such other address or facsimile number as the Holder may have furnished the other Parties hereto in writing.

          (b)    Delivery of Notices.    Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile, on the date of such delivery, if a business day, otherwise the first business day thereafter; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (c)    Expenses and Taxes.

              (i)  The Company agrees to pay all reasonable fees and expenses incurred by the Holders in connection with the creation, execution and delivery of this Agreement and the Notes.

             (ii)  The Company will pay, and save and hold the Holders harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Agreement or purchase of the Notes.

          (d)    Reproduction of Documents.    This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications relating hereto which may hereafter be executed and (ii) financial statements, certificates and other information previously or hereafter furnished to a Holder, may be reproduced by such Holder by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and such Holder may destroy any original document so reproduced. All Parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Holder in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (e)    Survival.    All warranties, representations, and covenants made by a Holder and the Company herein or in any certificate or other instrument delivered by a Holder or the Company under this Agreement shall be considered to have been relied upon by the Company or such Holder, as the case may be, and shall survive any delivery to such Holder of its respective Note, or payment to the Company for such Note, regardless of any investigation made by the Company or such Holder, as the case may be, or on the Company's or such Holder's behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company hereunder.

          (f)    Successors and Assigns; No Third Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the Parties. Nothing in this Agreement shall confer upon any Person not a party to this Agreement any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          (g)    Entire Agreement; Amendment and Waiver.    This Agreement, and the Exhibits and Schedules hereto, constitute the entire understanding of the Parties hereto and supersede all prior agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived upon the prior written consent of the Company and each Holder.

          (h)    Severability.    In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

          (i)    Obligations Several.    Notwithstanding anything to the contrary contained in this Agreement, each of the Holders' representations and warranties, covenants and other agreements under this Agreement shall be several, but not joint.

          (j)    Limitation on Enforcement of Remedies.    The Company hereby agrees that it will not assert against the limited partners of any Holder any claim it may have under this Agreement by reason of any failure or alleged failure by any Holder to meet its obligations hereunder.

          (k)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

        [Remainder of Page Left Blank Intentionally]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ev3 ENDOVASCULAR, INC.

By:	Name: Title:
ACCEPTED AND APPROVED AS OF THE DAY AND YEAR FIRST SET FORTH ABOVE
VERTICAL FUND I, L.P.
		By:	Vertical Group, L.P., its General Partner

			By:	Name: Title:

VERTICAL FUND II, L.P.
		By:	Vertical Group, L.P., its General Partner

			By:	Name: Title:

[Signature Page to Subscription Agreement]

ACCEPTED AND APPROVED AS OF THE DAY AND YEAR FIRST SET FORTH ABOVE
WARBURG, PINCUS EQUITY PARTNERS, L.P.
By:	Warburg Pincus & Co., its General Partner

	By:	Name: Title:

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.
By:	Warburg Pincus & Co., its General Partner

	By:	Name: Title:

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II, C.V.
By:	Warburg Pincus & Co., its General Partner

	By:	Name: Title:

WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.
By:	Warburg Pincus & Co., its General Partner

	By:	Name: Title:

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  Exhibit 10.33
SUBSCRIPTION AGREEMENT